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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 24, 1999

                            AFFILIATED NETWORKS, INC.

               (Exact name of registrant as specified in charter)

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
              Florida                                 000-25129                               65-0354269
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  (State or other jurisdiction of             (Commission File Number)             (IRS Employer Identification No.)
           incorporation)
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2701 South Bayshore Drive, 5th Floor, Coconut Grove, Florida          33133
------------------------------------------------------------     ---------------
              (Address of principal offices)                        (Zip Code)



Registrant's telephone number including area code:  (305) 285-2003



(Former name or former address, if changed since last report)  NOT APPLICABLE


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         McClain & Company, L.C. ("McClain") has served as the Company's independent public accountant since August 7, 1997. On August 24, 1999, the Company dismissed McClain as its independent public accountant.

         McClain's report on the Company's financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during the Company's two most recent fiscal years and through August 24, 1999, there were no disagreements with McClain on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McClain, would have caused McClain to make reference to the subject matter of the disagreement in connection with its report.

         During the Company's two most recent fiscal years and through August 24, 1999, there have been no reportable events, as defined in Regulation S-K
Item 304(a)(1)(v).

         The Company engaged Arthur Andersen LLP ("Arthur Andersen") as its independent public accountant, effective as of August 24, 1999.

         The decision to dismiss McClain and to engage Arthur Andersen was approved by the Company's Board of Directors and the audit committee of the Company's Board of Directors.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         16.1 Letter of McClain & Company, L.C., dated August 30, 1999, regarding the Company's change in accountants.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AFFILIATED NETWORKS, INC.

                                       By: /s/ Kenbian A. Ng
                                           -----------------------------------
                                           Kenbian A. Ng
                                           Chief Financial Officer

Dated:   August 30, 1999